SPECIAL MEETING OF SHAREHOLDERS OF

RANDOLPH BANK & TRUST COMPANY

September 4, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.randolphbank.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030033000000000000 5 090413

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. **MERGER WITH BANK OF NORTH CAROLINA:** Proposal to approve the Agreement and Plan of Merger dated May 31, 2013 (the "Merger Agreement"), by and between BNC Bancorp ("BNC"), Bank of North Carolina, and the Company pursuant to which the Company will merge with and into Bank of North Carolina (the "Merger"), with Bank of North Carolina as the surviving banking corporation, and the Merger contemplated by the Merger Agreement.	☐	☐	☐
2. **ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION:** Proposal to approve golden parachute compensation on an advisory, non-binding basis.	☐	☐	☐
3. **ADJOURNMENT OF THE MEETING:** Proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Agreement.	☐	☐	☐

4. **OTHER BUSINESS:** On such other matters as may properly come before the special meeting or any adjournments or postponements, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES "FOR" PROPOSALS 1, 2 AND 3. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF

RANDOLPH BANK & TRUST COMPANY

September 4, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.randolphbank.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

00030033000000000000 5   090413

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

	FOR	AGAINST	ABSTAIN
1. **MERGER WITH BANK OF NORTH CAROLINA:** Proposal to approve the Agreement and Plan of Merger dated May 31, 2013 (the "Merger Agreement"), by and between BNC Bancorp ("BNC"), Bank of North Carolina, and the Company pursuant to which the Company will merge with and into Bank of North Carolina (the "Merger"), with Bank of North Carolina as the surviving banking corporation, and the Merger contemplated by the Merger Agreement.	☐	☐	☐
2. **ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION:** Proposal to approve golden parachute compensation on an advisory, non-binding basis.	☐	☐	☐
3. **ADJOURNMENT OF THE MEETING:** Proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Agreement.	☐	☐	☐

4. **OTHER BUSINESS:** On such other matters as may properly come before the special meeting or any adjournments or postponements, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES "FOR" PROPOSALS 1, 2 AND 3. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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REVOCABLE PROXY

RANDOLPH BANK & TRUST COMPANY

175 North Fayetteville Street
Asheboro, North Carolina 27203-5513
(336) 625-1000

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Henry N. Buckner, R. Lee Davidson, and Cynthia G. Hatley (the "Proxies"), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Randolph Bank & Trust Company (the "Company") held of record by the undersigned on July 25, 2013, at the Special Meeting of Shareholders of the Company to be held at The Exchange, 204 South Fayetteville Street, Asheboro, North Carolina, at 11:00 a.m., on September 4, 2013, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

(Continued and to be signed on the reverse side.)